Audited Financial Statements

                   The Burton Rubber Processing,
                     Incorporated Savings and
                     Retirement Plan and Trust



                    December 31, 1993 and 1992

                  Report of Independent Auditors


Committee for Employee Benefits Administration
The Burton Rubber Processing, Incorporated
  Savings and Retirement Plan and Trust


We have audited the accompanying statements of net assets available for plan benefits of the Burton Rubber Processing, Incorporated Savings and Retirement Plan and Trust as of
December 31, 1993 and 1992, and the related statement of changes in net assets available for plan benefits for the year ended December 31, 1993. These financial statements are the
responsibility  of  the  Plan's  management.   Our responsibility
is to express an opinion on these financial statements based on our audits.

We   conducted  our  audits  in  accordance  with  generally
accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan at December 31, 1993 and 1992, and the changes in its net assets available for plan benefits for the year ended December 31, 1993 in conformity with generally accepted accounting principles.

Our  audits were made for the purpose of forming an  opinion on  the
basic financial statements taken as a  whole.   The accompanying
supplemental schedules of assets held for investment as of December 31, 1993, and transactions or series of transactions in excess of five percent of the current value of plan assets for the year then ended, are presented for purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of
1974, and   are  not  a  required  part  of  the  basic  financial
statements. The supplemental schedules have been subjected to the auditing procedures applied in our audit of the 1993 financial statements and, in our opinion, are fairly stated in all material respects in relation to the 1993 basic financial statements taken as a whole.




                                      /s/  Ernst & Young


June 24, 1994

The Burton Rubber Processing, Incorporated Savings and Retirement Plan and Trust Statement of Net Assets Available for Plan Benefits
December 31, 1993

                                                      Wells Fargo Mutual Funds
                                         ----------------------------------------------------------------
                                            <c >
                                                                                    U.S.
                                            Asset        Growth                   Treasury      Money      M.A. Hanna
                                          Allocation     Stock       S&P 500     Allocation     Market      Company
                                             Fund         Fund      Stock Fund      Fund         Fund      Stock Fund     Loans
                                         ------------ ------------ ------------ ------------ ------------ ------------ ------------
Assets
Investments at fair value                   $921,838     $907,994     $727,893   $1,052,537     $440,341
Employer's contribution receivable            16,338       16,093       12,905       18,671        7,806     $166,918
Participant loans                                                                                                          $98,376
                                         ------------ ------------ ------------ ------------ ------------ ------------ ------------
Net assets available for plan benefits      $938,176     $924,087     $740,798   $1,071,208     $448,147     $166,918      $98,376
                                         ============ ============ ============ ============ ============ ============ ============


See notes to financial statements.








                                            Total
                                         ------------
Assets
Investments at fair value                 $4,050,603
Employer's contribution receivable           238,731
Participant loans                             98,376
                                         ------------
Net assets available for plan benefits    $4,387,710
                                         ============


The Burton Rubber Processing, Incorporated
Savings and Retirement Plan and Trust
Statement of Net Assets Available for Plan Benefits
December 31, 1992


                                                      Wells Fargo Collective Investment Funds
                                         ----------------------------------------------------------------

                                          Three Way                                 U.S.
                                            Asset        Growth                   Treasury      Money
                                          Allocation     Stock       S&P 500     Allocation     Market
                                             Fund         Fund      Stock Fund      Fund         Fund
                                         ------------ ------------ ------------ ------------ ------------
Assets
Investments at fair value                   $641,946     $471,852     $508,483     $917,029     $387,694
Employers' contribution receivable            59,647       56,865       54,024       61,041       43,035
Participant loans
                                         ------------ ------------ ------------ ------------ ------------
Net assets available for plan benefits      $701,593     $528,717     $562,507     $978,070     $430,729
                                         ============ ============ ============ ============ ============


See notes to financial statements.




                                            Loans        Total
                                         ------------ ------------
Assets                                                 $2,927,004
Investments at fair value                                 274,612
Employers' contribution receivable           $22,922       22,922
Participant loans                        ------------ ------------
                                             $22,922   $3,224,538
Net assets available for plan benefits   ============ ============




The Burton Rubber Processing, Incorporated Savings and Retirement Plan and Trust Statement of Changes in Net Assets Available for Plan Benefits


                                                                    Wells Fargo Collective Investment Funds
                                                       ----------------------------------------------------------------
                                                        Three Way                                 U.S.
                                                          Asset        Growth                   Treasury      Money
                                             Sweep      Allocation     Stock       S&P 500     Allocation     Market
                                            Account        Fund         Fund      Stock Fund      Fund         Fund
                                          ------------ ------------ ------------ ------------ ------------ ------------
Net assets available for plan benefits
 as of January 1, 1993                             $0     $701,593     $528,717     $562,507     $978,070     $430,729

Investment income:
 Net realized and unrealized appreciation
  (depreciation) in fair value of
  investments                                               62,332         (815)      21,339      102,576
 Interest                                           1                                                            5,317
 Dividends
                                          ------------ ------------ ------------ ------------ ------------ ------------
                                                    1       62,332         (815)      21,339      102,576        5,317
Contributions:
 Employer                                                    9,844        9,933        7,883        5,772        5,944
 Employee                                                   56,631       55,642       44,959       29,507       28,488
                                                       ------------ ------------ ------------ ------------ ------------
                                                            66,475       65,575       52,842       35,279       34,432
Distributions to employees partially and
 wholly withdrawn from the Plan                   (98)      (2,689)     (17,483)     (15,568)     (34,119)      (5,903)

Net transfers from (to) other funds               457     (827,653)    (575,909)    (621,049)  (1,081,731)    (464,467)
Transfers out                                                                                                      (69)

Administrative expenses                          (360)         (58)         (85)         (71)         (75)         (39)
                                          ------------ ------------ ------------ ------------ ------------ ------------
Net increase (decrease)                             0     (701,593)    (528,717)    (562,507)    (978,070)    (430,729)
                                          ------------ ------------ ------------ ------------ ------------ ------------
Net assets available for plan benefits
 as of December 31, 1993                           $0           $0           $0           $0           $0           $0
                                          ============ ============ ============ ============ ============ ============


See notes to financial statements.




                                                       Wells Fargo Mutual Funds
                                          ----------------------------------------------------------------
                                                                                     U.S.
                                             Asset        Growth                   Treasury      Money
                                           Allocation     Stock       S&P 500     Allocation     Market
                                              Fund         Fund      Stock Fund      Fund         Fund
                                          ------------ ------------ ------------ ------------ ------------
Net assets available for plan benefits
 as of January 1, 1993                             $0           $0           $0           $0           $0

Investment income:
 Net realized and unrealized appreciation
  (depreciation) in fair value of
  investments                                  20,797       72,246       28,551       (9,463)
 Interest
 Dividends                                     23,103       26,401        8,557       58,046        5,768
                                          ------------ ------------ ------------ ------------ ------------
                                               43,900       98,647       37,108       48,583        5,768
Contributions:
 Employer                                      31,685       30,618       25,200       28,060       16,918
 Employee                                      77,016       77,077       62,622       44,604       43,710
                                          ------------ ------------ ------------ ------------ ------------
                                              108,701      107,695       87,822       72,664       60,628
Distributions to employees partially and
 wholly withdrawn from the Plan                (4,545)      (4,208)      (4,130)     (21,608)     (13,918)

Net transfers from (to) other funds           790,191      722,057      620,109      971,682      395,720
Transfers out

Administrative expenses                           (71)        (104)        (111)        (113)         (51)
                                          ------------ ------------ ------------ ------------ ------------
Net increase (decrease)                       938,176      924,087      740,798    1,071,208      448,147
                                          ------------ ------------ ------------ ------------ ------------
Net assets available for plan benefits
 as of December 31, 1993                     $938,176     $924,087     $740,798   $1,071,208     $448,147
                                          ============ ============ ============ ============ ============




                                            M.A. Hanna
                                              Company
                                             Stock Fund     Loans        Total
                                            ------------ ------------ ------------
Net assets available for plan benefits
 as of January 1, 1993                               $0      $22,922   $3,224,538

Investment income:
 Net realized and unrealized appreciation
  (depreciation) in fair value of
  investments                                                             297,563
 Interest                                                      4,861       10,179
 Dividends                                                                121,875
                                                         ------------ ------------
                                                               4,861      429,617
Contributions:
 Employer                                       166,918                   338,775
 Employee                                                                 520,256
                                            ------------              ------------
                                                166,918                   859,031
Distributions to employees partially and
 wholly withdrawn from the Plan                                          (124,269)

Net transfers from (to) other funds                           70,593            0
Transfers out                                                                 (69)

Administrative expenses                                                    (1,138)
                                            ------------ ------------ ------------
Net increase (decrease)                         166,918       75,454    1,163,172
                                            ------------ ------------ ------------
Net assets available for plan benefits
 as of December 31, 1993                       $166,918      $98,376   $4,387,710
                                            ============ ============ ============

               The Burton Rubber Processing, Incorporated
                 Savings and Retirement Plan and Trust

                     Notes to Financial Statements

                       December 31, 1993 and 1992




A. Significant Accounting Policies

The  accounting  records  of The Burton  Rubber  Processing,
Incorporated Savings and Retirement Plan and Trust (the Plan) are maintained on the accrual basis.

The change in the difference between fair value and cost  of investments is reflected in the statement of changes in  net assets
 available   for   plan   benefits   as   unrealized appreciation
(depreciation).

The Wells Fargo Collective Investment Funds (the "Funds") invest in units of Wells Fargo Institutional Trust Company ("WFITC")
Collective Trust Funds for Employee Benefit Trusts (the   "Master
Funds")  which  have   similar   investment objectives to the Funds.
The Funds also invest in the Money Market Fund as a short-term investment vehicle.

Effective   July   2,  1993,  The  Wells  Fargo   Collective
Investment Funds were converted to Stagecoach Inc. mutual funds of Wells Fargo (the "Funds").

Wells  Fargo  Bank, N.A. ("Wells Fargo") is the Trustee  and
Investment Manager of the Funds. WFITC is the Trustee and Investment Manager of the Funds and receives investment advice from Wells Fargo Nikko Investment Advisors.

The   following  is  a  summary  of  significant  accounting
policies consistently followed by Wells Fargo (the "Funds"):

Fund Valuation

Valuation of the Funds' units occurs daily.  Unit  values    are
determined by dividing the fair market value of each    Fund's  net
assets by the number of units outstanding  on    the valuation date.

Units of the Master Funds are valued on the basis of  the    unit
value  established by WFITC for each fund  at  each    valuation
date.

Valuation of Investments

Securities traded on securities exchanges are  valued  at    the
last reported sales price on the valuation date,  or    in  the
absence of any sales, at the last  reported  bid    price on the
valuation date.  Securities traded over-the-    counter  are  valued
at  the  final  bid  price  on  the    valuation date.  Securities
not traded are valued on  the    basis  of  quotations from pricing
services or securities    dealers.

U.S.  Treasury obligations are valued daily at  the  mean   of
bid and ask prices.

Investment Transactions and Investment Income

Investment  transactions are accounted for on  the  trade    date.
 Dividend income is recognized on the  ex-dividend    date,  and
interest  income is  recognized  on  a  daily    accrual  basis.
The cost of investments sold is computed    on an average cost
basis.

B. Description of the Plan

The  Plan  is  a  defined  contribution  plan  which  covers substantially  all  employees of Burton  Rubber  Processing,
Incorporated   (the  Company).   Employer   profit   sharing
contributions  to  the  Plan  are  discretionary   and   are
determined  by  the officers and directors of  the  Company.
Effective January 1, 1993, the Plan provides for eligible employees to contribute pre-tax dollars from 0% to 10% each month through payroll deductions and provides for a 50% matching contribution (up to 6% of pay) by the Company. One half of the employer match is automatically directed to the M. A. Hanna Company Stock Fund.

Effective  January 1, 1992, each participant  may  elect  to distribute  contributions  made  to  their  account  by  the Company
 among   several  funds  selected   by   the   Plan administrator in
whole percentage increments.   Participants are fully vested in all
accounts at all times.

The Company has reserved the right under the Plan to discontinue contributions at any time and terminate the Plan. In the event of a complete termination of the Plan, all participant accounts shall become 100% vested and the net assets of the Plan are to be set aside for distribution to all Plan participants. The Plan administrator has received notice that the Plan is not covered by the Pension Benefit Guaranty Corporation.


Information about the Plan agreement, including vesting and benefit provisions, is contained in the Burton Rubber Processing, Incorporated Savings and Retirement Plan and Trust. Copies of this agreement are available from the Committee for Employee Benefits
Administration.

C. Investments

The individual investments that represent 5% or more of the fair value of net assets available for plan benefits at December 31, 1993 and 1992 are:

                                          1993    1992

Bank Common Trust Funds:

Wells Fargo Mutual Funds:
Asset Allocation Fund                $   921,838
Growth Stock Fund                        907,994
S&P 500 Stock Fund                       727,893
U.S. Treasury Allocation Fund          1,052,537
Money Market Fund                        440,341

Wells Fargo Collective Investment Funds:
Three Way Asset Allocation Fund                 $641,946
Growth Stock Fund                                471,852
S&P 500 Stock Fund                               508,483
U.S. Treasury Allocation Fund                    917,029
Money Market Fund                                387,694

D. Transactions with Parties-in-Interest

All  expenses  of  administering the Plan are  paid  by  the
Company.    Investment   management   fees   are   paid   by
participants in that management fees reduce the investment return reported and credited to participants.

E. Income Tax Status

The Internal Revenue Service (the IRS) has ruled that the Plan qualifies under Section 401(a) of the Internal Revenue Code and that the Trust is exempt under Section 501(a) of the Internal Revenue Code and is, therefore, not subject to tax under present income tax laws. Continued qualification of the Plan depends upon timely adoption and operational application of certain amendments required as a result of the Tax Reform Act of 1986 (the Act). In the Company's opinion, the Plan is operating in compliance with the applicable provisions of the Act. A determination has been requested from the IRS as to the qualification of the Plan, with respect to amendments required as a result of the Act. The Company is not aware of any course of action or series of events that have occurred that might adversely affect the Plan's qualified status.

The Burton Rubber Processing, Incorporated Savings and Retirement Plan and Trust
Schedule 27(a) - Schedule of Assets Held for Investment Purposes
December 31, 1993





   Identity of Issue, Borrower, Lessor         Description of                      Current
            or Similar Party                     Investment             Cost        Value
- - ----------------------------------------- ------------------------- ------------ ------------



Wells Fargo Mutual Funds:
 Asset Allocation Fund                                89,760 units  $   901,999  $   921,838
 Growth Stock Fund                                    82,470 units      839,516      907,994
 S&P 500 Stock Fund                                   69,722 units      701,541      727,893
 U.S. Treasury Allocation Fund                       105,996 units    1,063,308    1,052,537
 Money Market Fund                                   440,341 units      440,341      440,341
                                                                    ------------ ------------
                                                                      3,946,705    4,050,603

Participant Loans                           Various personal loans
                                                ranging from 7% to
                                            10% with terms of 1 to
                                                           5 years       98,376       98,376
                                                                    ------------ ------------

                                                                     $4,045,081   $4,148,979
                                                                    ============ ============

The Burton Rubber, Incorporated Savings and Retirement Plan and Trust
Schedule 27(d) - Schedule of Reportable Transactions
Year Ended December 31, 1993


Series Of Transactions

                                                                                          Purchases                     Sales
                                                                              ------------------------- -------------------------

       Identity of Party Involved                     Description                Number       Amount       Number        Cost
- - ----------------------------------------- ----------------------------------- ------------ ------------ ------------ ------------


                                              Collective Investment Funds
                                          -----------------------------------
Wells Fargo Bank, N.A.                    Three Way Asset Allocation Fund              37     $172,876           24     $797,238
Wells Fargo Bank, N.A.                    Growth Stock Fund                            49      350,204           25      759,720
Wells Fargo Bank, N.A.                    S&P 500 Stock Fund                           44      197,611           30      681,550
Wells Fargo Bank, N.A.                    U.S. Treasury Allocation Fund                22      167,564           40    1,008,675
Wells Fargo Bank, N.A.                    Money Market Fund                            20      123,918           26      516,930


                                                     Mutual Funds
                                          -----------------------------------
Wells Fargo Bank, N.A.                    Asset Allocation Fund                        24      925,148           11       23,149
Wells Fargo Bank, N.A.                    Growth Stock Fund                            25      908,647           18       69,131
Wells Fargo Bank, N.A.                    S&P 500 Stock Fund                           23      767,407           20       65,866
Wells Fargo Bank, N.A.                    U.S. Treasury Allocation Fund                23    1,112,041           17       48,734
Wells Fargo Bank, N.A.                    Money Market Fund                            15      527,125           14       92,419



Single Transactions
                                                                                          Purchases                     Sales
                                                                              ------------------------- -------------------------

       Identity of Party Involved                     Description                 Date        Amount        Date         Cost
- - ----------------------------------------- ----------------------------------- ------------ ------------ ------------ ------------

                                              Collective Investment Funds
                                          -----------------------------------
Wells Fargo Bank, N.A.                    Three Way Asset Allocation Fund                                    7/2/93     $705,091
Wells Fargo Bank, N.A.                    Growth Stock Fund                                                  7/2/93      666,939
Wells Fargo Bank, N.A.                    S&P 500 Stock Fund                                                 7/2/93      597,091
Wells Fargo Bank, N.A.                    U.S. Treasury Allocation Fund                                      7/2/93      808,464
Wells Fargo Bank, N.A.                    Money Market Fund                                                  7/2/93      411,506


                                                     Mutual Funds
                                          -----------------------------------
Wells Fargo Bank, N.A.                    Asset Allocation Fund                    7/2/93     $779,516
Wells Fargo Bank, N.A.                    Growth Stock Fund                        7/2/93      724,141
Wells Fargo Bank, N.A.                    S&P 500 Stock Fund                       7/2/93      637,934
Wells Fargo Bank, N.A.                    U.S. Treasury Allocation Fund            7/2/93      961,736
Wells Fargo Bank, N.A.                    Money Market Fund                        7/2/93      411,506



Series of Transactions                                                                --------------------------
                                                                                         Selling
       Identity of Party Involved                     Description                         Price       Net Gain
- - ----------------------------------------- -----------------------------------          ------------ ------------


                                              Collective Investment Funds
                                          -----------------------------------
Wells Fargo Bank, N.A.                    Three Way Asset Allocation Fund                 $877,154      $79,916
Wells Fargo Bank, N.A.                    Growth Stock Fund                                821,241       61,521
Wells Fargo Bank, N.A.                    S&P 500 Stock Fund                               727,433       45,883
Wells Fargo Bank, N.A.                    U.S. Treasury Allocation Fund                  1,187,169      178,494
Wells Fargo Bank, N.A.                    Money Market Fund                                516,930            0


                                                     Mutual Funds
                                          -----------------------------------
Wells Fargo Bank, N.A.                    Asset Allocation Fund                             24,107          958
Wells Fargo Bank, N.A.                    Growth Stock Fund                                 72,899        3,768
Wells Fargo Bank, N.A.                    S&P 500 Stock Fund                                68,064        2,198
Wells Fargo Bank, N.A.                    U.S. Treasury Allocation Fund                     50,042        1,308
Wells Fargo Bank, N.A.                    Money Market Fund                                 92,419            0



Single Transactions

                                                                                      --------------------------
                                                                                         Selling
       Identity of Party Involved                     Description                         Price       Net Gain
- - ----------------------------------------- -----------------------------------          ------------ ------------

                                              Collective Investment Funds
                                          -----------------------------------
Wells Fargo Bank, N.A.                    Three Way Asset Allocation Fund                 $779,516      $74,425
Wells Fargo Bank, N.A.                    Growth Stock Fund                                724,141       57,202
Wells Fargo Bank, N.A.                    S&P 500 Stock Fund                               637,934       40,843
Wells Fargo Bank, N.A.                    U.S. Treasury Allocation Fund                    961,736      153,272
Wells Fargo Bank, N.A.                    Money Market Fund                                411,506            0


                                                     Mutual Funds
                                          -----------------------------------
Wells Fargo Bank, N.A.                    Asset Allocation Fund
Wells Fargo Bank, N.A.                    Growth Stock Fund
Wells Fargo Bank, N.A.                    S&P 500 Stock Fund
Wells Fargo Bank, N.A.                    U.S. Treasury Allocation Fund
Wells Fargo Bank, N.A.                    Money Market Fund


